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                                                                   Exhibit 10.25
                                COMMERCIAL LEASE
                             (105 AUDITORIUM CIRCLE)

      This lease agreement is made and entered into by and between SOUTHWESTERN BELL TELEPHONE COMPANY INC. (Landlord) and BUSINESS RESOURCE GROUP (Tenant). Landlord hereby leases to Tenant and Tenant hereby leases from Landlord that certain property with the improvements thereon, containing approximately 3382 square feet, hereinafter called the "leased premises ", known as Room 107, 105 Auditorium Circle, San Antonio, TX. (Address). Lot 4, Block 5 of New City block 412, Addition, city of San Antonio, Bexar County, Texas; or as more particularly described below or on attached exhibit:

      The Primary term of this lease shall be For a Period of 5 Years commencing on the Commencement Date which is defined as 60 days after the execution of the lease or the completion of Tenant Improvements as outlined in Exhibit C whichever is later, and ending at 11:59 P.M. on the last day of the 60th month following the commencement date. A commencement letter will be executed after the Tenant Improvements are completed to formalize the commencement and termination dates.

1. TAXES. Included in Base Rent.

2. UTILITIES. Included in base rent with the exception of any equipment and/or electric usage above and beyond the permitted uses of the space. Any such usage deemed by the Landlord to be above that normally used by the average "General Office" Tenant, shall be submetered and billed separately from the Base Rent.

3. HOLDING OVER. Failure of Tenant to surrender the leased premises at the expiration of the lease constitutes a holding over which shall be construed as a tenancy from month to month at a rental of 150% of Base Rent per month. -

4. RENT. Tenant agrees to and shall pay Landlord at 4119 Broadway G-60-J, San Antonio, TX 78209, County of Bexar, Texas, or at such other place Landlord shall designate from time to time in writing, as rent for the leased premises, the total sum of $169,100.00, Payable without demand in equal monthly payments of $2,818.33, each in advance on or before the 1st day of each month, commencing on commencement date but not later than August 1, 1996, and continuing thereafter until the total sum shall be paid. Rent received after the first day of the month shall be deemed delinquent. If rent is not received by Landlord by the 10th of each month, Tenant shall pay a late charge of 8% of the monthly rent due plus a penalty of $20.00 per day until rent is received in full.

5. USE. Tenant shall use the leased premises for the following purpose and no
other:                        General Office use,
                           No manufacturing allowed.

6. SECURITY DEPOSIT. Tenant shall pay to Landlord a security deposit in the sum of $2,818.33, payable on or before the commencement of this lease for Tenant's faithful performance hereunder. Refund thereof shall be made upon performance of this lease agreement by Tenant, minus any assessments or damages unless Landlord and Tenant provide otherwise in Special Provisions.

7. SERVICES TO BE FURNISHED BY LANDLORD. Landlord covenants and agrees to furnish (as a part of the Basic Costs of the building) Tenant while occupying the Premises, the following services:

      (a) hot and cold water at those points of supply provided for general use of other Tenants in the building, and seasonal central air conditioning provided during normal business hours for the building
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      (which are 8:00a.m. to 7:00p.m. on Mondays through Fridays and 8:00a.m. to
      12:00p.m. on Saturdays, exclusive of legal holidays which include New Year's Day, Easter, Memorial Day, Independence Day, Labor Day,
      Thanksgiving Day, Friday following Thanksgiving Day and Christmas Day).

      (b) routine maintenance and electric lighting service for all public areas and special service areas of the building.

      (c) janitorial service, Monday through Friday, exclusive of holidays, provided, however, if Tenant's floor covering or other improvements are other than Building standard, Tenant shall pay the additional cleaning cost attributable thereto as additional rent upon presentation of a statement therefor by Landlord.

      (d) electrical facilities to furnish sufficient power to operate typewriters, dictating equipment, calculating machines, personal computers or similarly configured workstations, and other machines of similar low electrical consumption; but not including, special lighting in excess of Building standard and any other item of electrical equipment which (singly) consumes more than 0.5 kilowatts at rated capacity or requires a voltage other than 120 volts single phase.

      (e) all Building standard fluorescent bulb replacement in the Premises and all incandescent or fluorescent bulb replacement in public areas, toilet and restroom areas and stairwells.

      (f) Landlord shall provide for a 24 hour guard service while current Landlord occupies the Building. Landlord shall not be liable for losses due to theft, personal injury, burglary, or for damages done by unauthorized persons on the Premises unless caused by Landlord's gross negligence.

      The failure by Landlord to any extent to furnish these defined services, resulting from causes beyond the reasonable control of Landlord or from Landlord's actions to repair any of the equipment furnishing such services or otherwise to restore such services shall not render Landlord liable in any respect for damages, direct or consequential, to either person or property, nor be construed as an eviction of Tenant, nor work an abatement of rent, nor relieve Tenant from the obligation to fulfill any covenant or agreement contained herein. Should any of the equipment or machinery which provide service to the Building break down, or for any cause cease to function properly, Tenant shall have no claim for rebate of rent or damages on account of an interruption in service occasioned thereby or resulting therefrom so long as Landlord is making a reasonable effort to repair or replace such non-functioning equipment or machinery. All of the above notwithstanding, should Landlord be unable to furnish these services for a period of five (5) days because of Landlord's failure to repair or replace the equipment or machinery which supply the defined services to the Building and which repairs and/or replacements are within the reasonable control of the Landlord, then Rent shall abate until such time as the defined services are reasonably restored. Should Landlord fail to provide these services for a period of thirty (30) days, then Tenant shall have the option to terminate the Lease with no further obligation to Landlord.

8. INSURANCE. Landlord and tenant agree to the following insurance provisions regarding the premises:

      I.      Fire or Other Casualty; Casualty Insurance.

      (A) Substantial Destruction of the Building. If the Building should be substantially destroyed (which, as used herein, means destruction or damage to at least 75% of the Building) by fire or other casualty, either party hereto may, at its option, terminate this Lease by giving written notice hereof to the other party within thirty (30) days of such casualty. In such event, the rent shall be apportioned to and shall cease as of the date of such casualty. In the event neither party exercises this option, then the Premises shall be reconstructed and restored, at Landlord's expense, to substantially the same condition as they were prior to the casualty.

      (B) Substantial Destruction of Premises. If the Premises should be substantially destroyed, or rendered wholly untenantable for the purposes for which they were leased, by fire or other casualty but
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the Building is not substantially destroyed as provided above, then the parties hereto shall have the following options:

            (1) If such destruction is not the result of the acts or negligence of Tenant, its employees or agents, Tenant may elect to terminate this Lease or require that the Premises be reconstructed and restored, at Landlord's expense, to substantially the same condition as they were prior to the casualty. This option shall be exercised by Tenant by giving written notice to Landlord within thirty (30) days after the date of the casualty, and upon the exercise thereof rent shall be abated from the date of the casualty until substantial completion of the reconstruction of the Premises, whereupon this Lease shall continue in full force and effect for the balance of the term upon the same terms, conditions and convenience as are contained herein. If such destruction is the result of the acts or negligence of Tenant, its employees or agents, Landlord shall then have the right to exercise same option within thirty (30) days following the destruction, by giving written notice to Tenant, to reconstruct and restore the Premises to substantially continue in full force and effect for the balance of the term upon the same terms, conditions and covenants as are contained herein; provided, however, that the rent shall not be abated from the date of the casualty until substantial completion of the reconstruction of the Premises. If Landlord fails to exercise the last mentioned option, this Lease shall be terminated as of the date of the casualty, to which date rent shall be apportioned and shall thereafter cease.

            (2) Notwithstanding the above, if the casualty occurs during the last twelve (12) months of the term of this Lease, either party hereto shall have the right and option to terminate this Lease as of the date of the casualty, which option shall be exercised by written notice to be given by either party to the other party within thirty
            (30) days therefrom. If this option is exercised, rent shall be apportioned to and shall cease as of the date of the casualty.

      (C) Partial Destruction of the Premises. If the Premises should be rendered partially untenantable for the purpose for which they were leased (which, as used herein, means such destruction or damage as would prevent Tenant from carrying on its business on the Premises to an extent exceeding 30% of its normal business activity) by fire or other casualty which is not the result of the acts or negligence of Tenant, its employees or agents, then such damaged part of the Premises shall be reconstructed and restored, at Landlord's expense, to substantially the same condition as it was prior to the casualty; rent shall be abated in the proportion which the approximate area of the damaged part bears to the total area in the Premises from the date of the casualty until substantial completion of the reconstruction repairs; and this Lease shall continue in full force and effect for the balance of the term. Landlord shall use reasonable diligence in completing such reconstruction repairs, but in the event Landlord fails to complete the same within ninety (90) days from the date of the casualty, Tenant may, at its option, terminate this Lease upon giving Landlord written notice to that effect, whereupon both parties shall be released from all further obligations and liability hereunder.

      (D) Casualty Insurance. Landlord shall be responsible for insuring and shall at all times during the terms of this Lease carry, at its own expense, such policies of insurance which insures the Office Building, including the Premises, against loss or damage by fire or other casualty as Landlord shall reasonably deem necessary; provided, however, that Landlord shall not be responsible for , and shall not be obligated to insure against, any loss or damage to personal property (including, but not limited to, any furniture, additional improvements which Tenant may construct on the Premises. If Tenant's operation or the Tenant Finish Improvements installed by Landlord pursuant to the provisions set forth in the WORK LETTER hereof or any alterations or improvements made by Tenant pursuant to the provisions of the WORK LETTER hereof increase the cost of the standard insurance carried by Landlord on the Office Park, then the cost of such increase in insurance premiums shall be borne by Tenant, who shall reimburse Landlord for the same as Additional Rent upon being separately billed therefor.

      (E) Landlord's Responsibility Landlord's Responsibility to reconstruct and restore the Premises as described in Paragraph 8(A), 8 (B) and 8 (C) shall be limited to the repair and restoration of
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such of the Premises as were originally required to be made by Landlord in accordance with "the Work Letter " of this lease, or as was tendered to Tenant at the Commencement Date of this Lease, and excludes items not required to be insured by Landlord under the above Paragraph 8(D). It is understood and agreed that Tenant shall insure those items, if any, which are excluded from Landlord's responsibility to insure.

      (F) Waiver of Subrogation. To the extent permitted by applicable policies of insurance, Landlord and Tenant hereby release each other and each other's employees, agents, customers and invitees from any and all liability for any loss, or damage to property occurring in, on or about or to the premises, improvements to the Office Building or personal property within the Building, by reason of fire or other casualty which are covered by applicable standard fire and extended coverage insurance policies. Because the provisions of this paragraph may preclude the assignment of any claim mentioned herein by way of subrogation or otherwise to an insurance company or any other person, each party to this Lease shall give to each insurance company which has issued to it one or more policies of fire and extended coverage insurance notice of the terms of the mutual releases contained in this paragraph, and have such insurance policies properly endorsed, if necessary to prevent the invalidation of insurance coverage's by reason of the mutual releases contained in this paragraph.

      II.      General Liability, Indemnification and Insurance.

      (A) Tenant shall be responsible for, shall insure against, and shall indemnify Landlord, its employees and agents and hold them harmless from , any and all liability for any loss, damage or injury to person or property occurring in, on or about the Premises and Tenant hereby releases Landlord, its employees and agents from any and all liability for the same, provided, however, that such loss, damage or injury is not the result of Landlord's sole negligence. Tenant's obligation to indemnify Landlord, its employees and agents hereunder shall include the duty to defend against any claims asserted by reason of such loss, damage or injury and to pay any judgments settlements, costs, fees and expenses, including attorney's fees, incurred in connection therewith.

      (B) Tenant shall at all times during the term of this Lease carry, at its own expense, for the protection of Tenant, Landlord and Landlord's Management agent, if any, as their interests may appear, a general liability insurance policy with minimum limits of $1,000,000 General Aggregate; $1,000,000 each occurrence sublimit for Premises/Operations and Personal Injury; and $1,000,000 Products/Completed Operations Aggregate limit, with a $1,000,000 each occurrence sublimit for Products/Completed Operations. Fire Legal Liability sublimits of $100,000 are required for lease agreements.

Landlord is to be named as additional insured on the general liability policy.

The insurance company affording coverage hereunder must have an A.M. Best's rating of B+ VII or better.

The policy shall provide Landlord with not less than thirty (30) days advance written notice of cancellation or of a material change in coverage.

Tenant shall furnish Landlord with a certificate evidencing such insurance. Should Tenant fail to carry such insurance or fail to furnish Landlord with copies of all policies after a request to do so, Landlord shall have the right to obtain such insurance and collect the cost thereof from Tenant as additional rent. Tenant may elect to self-insure if approved by Landlord. In he event Tenant exercises this option, Tenant warrants that its net worth, as shown by its most recent audited annual financial statement with no negative notes, is at least ten times the minimum general liability limits set forth herein.

      (C) Landlord shall be responsible for, shall have the obligation to insure against, and shall indemnify Tenant and hold it harmless from, any and all liability for any loss, damage and injury to person or property occurring in, on or about the common areas and facilities of the Building and the walks, driveways, parking lot and landscaped areas adjacent to the Building, provided, however, that such loss, damage or injury is not the result of Tenant's negligence or negligent acts.

9. CONDITION OF PREMISES. See Exhibit B (work Letter).
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10. MAINTENANCE AND REPAIRS. Landlord shall keep the foundation, the exterior walls (except glass; windows; doors; door closure devices; window and door frames, molding, locks, and hardware; and interior painting or other treatment of exterior walls), and the roof of the leased premises in good repair except that Landlord shall not be required to make any repairs occasioned by the act or negligence of Tenant, its employees, subtenants, licensees and concessionaires. Landlord is responsible for maintenance of the common area and common area equipment. If Landlord is responsible for any such repair and maintenance, Tenant agrees to give Landlord written notice of needed repairs. Landlord shall make such repairs within a reasonable time. Tenant shall notify Landlord immediately of any emergency repairs. Tenant shall keep the leased premises in good, clean condition and shall at its sole cost and expense, make all needed repairs and replacements, including replacement of cracked or broken glass, except for repairs and replacements required to be made by Landlord under this section. If any repairs required to be made by Tenant hereunder are not made within ten (10) days after written notice delivered to Tenant by Landlord, Landlord may at its option make such repairs without liability to Tenant for any loss or damage which may result by reason of such repairs, and Tenant shall pay to Landlord upon demand as additional rent hereunder the cost of such repairs plus interest. At the termination of this lease, Tenant shall deliver the leased premises in good order and condition, normal wear and tear excepted. Normal wear and tear means deterioration which occurs without negligence, carelessness, accident or abuse.

11. ALTERATIONS. All alterations, additions and improvements, except trade fixtures, installed at expense of Tenant, shall become the property of Landlord and shall remain upon and be surrendered with the leased premises as a part thereof on the termination of this lease. Such alterations, additions, and improvements may only be made with the prior written consent of Landlord, which consent shall not be unreasonably withheld. If consent is granted for the making of improvements or alterations to the leased premises, such improvements and alterations shall not commence until Tenant has furnished to Landlord a certificate of insurance showing coverage in an amount satisfactory to Landlord protecting Landlord from liability for injury to any person and damage to any personal property, on or off the leased premises, in connection with the making of such improvements or alterations. No cooling tower, equipment or structure temporarily, so that repairs to the roof can be made, Tenant shall promptly remove and reinstall the cooling tower, equipment or structure at Tenant's expense and repair at Tenant's expense any damage resulting from such removal or reinstallation. Upon termination of this lease, Tenant shall remove or cause to be removed from the roof any such cooling tower, equipment or structure if directed to do so by Landlord. Tenant shall deliver the leased premises in good order and condition, natural deterioration only excepted. Any damage caused by the installation or removal or trade fixtures shall be repaired at Tenant's expense prior to the expiration of the lease term. All alterations, improvements, additions, and repairs made by Tenant shall be made in good and workmanlike manner.

12. COMPLIANCE WITH LAWS AND REGULATIONS. Tenant shall, at its own expense, comply with all laws, orders, and requirements of all governmental entities with reference to the use and occupancy of the leased premises. Tenant and Tenant's agents, employees and invitees shall full comply with any rules and regulations governing the use of the buildings or other improvements to the leased premises as required by Landlord. Landlord may make reasonable changes in such rules and regulations from time to time as deemed advisable for the safety, care and cleanliness of the leased premises, provided same are in writing and are not in conflict with this lease.

13. ASSIGNMENT AND SUBLETTING. Tenant shall not assign this lease nor sublet the leased premises or any interest therein without first obtaining the written consent of the landlord. An assignment or subletting without the written consent of landlord shall be void and shall, at the option of landlord, terminate this lease.

14. DESTRUCTION. In the event the leased premises is partially damaged or destroyed or rendered partially unfit for occupancy by fire or other casualty, Landlord and Tenant should refer to Section 7.

15. TENANT DEFAULT AND REMOVAL OF ABANDONED PROPERTY. If Tenant abandons the premises or otherwise defaults in the performance of any obligations or covenants herein, Landlord may enforce the performance of this lease in any manner provided by law. This lease may be
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terminated at Landlord's discretion of such abandonment or default continues for a period of 10 days after Landlord notifies Tenant of such abandonment or default and of Landlord's intention to declare this lease terminated. Such notice shall be sent by Landlord to Tenant at Tenant's last known address by certified mail. If Tenant has not completely removed or cured default within the 10-day period, this lease shall terminate. Thereafter, Landlord or its agents shall have the right, without further notice or demand, to enter the leased premises and remove all property without being deemed guilty of trespass and without waiving any other remedies for arrears of rent or breach of covenant. Upon abandonment or default by the Tenant, the remaining unpaid portion of the rental from paragraph 4 herein, shall become due and payable. For purposes of this section, Tenant is presumed to have abandoned the premises if goods, equipment, or other property, in an amount substantial enough to indicate a probable intent to abandon the premises, is being or has been removed from the premises and the removal is not within the normal course of Tenant's business. Landlord shall have the right to store any property of Tenant that remains on premises that are abandoned; and, in addition to Landlord's other rights, Landlord may dispose of the stored property if Tenant does not claim the property within 60 days after the date the property is stored, provided Landlord delivers by certified mail to Tenant at Tenant's last known address a notice stating that Landlord may dispose of Tenant's property if Tenant does not claim the property within 60 days after the date the property is stored.

16. INTERRUPTION OF UTILITIES. Landlord or Landlord's agent may not interrupt of cause the interruption of utility service paid directly to the utility company by Tenant unless interruption results from bona fide repairs, construction, or any emergency. If any utility services furnished by Landlord are interrupted and continue to be interrupted despite the good faith efforts of Landlord to remedy same, Landlord shall not be liable in ANY respect for damages to the person or property of Tenant or Tenant's employees, agents, or guests, and same shall not be construed as grounds for constructive eviction or abatement of rent. Landlord shall use reasonable diligence to repair and remedy such interruption promptly.

17. EXCLUSION OF TENANT. Landlord may not intentionally prevent Tenant from entering the leased premises except by judicial process unless the exclusion results from: (a) bona fide repairs, construction, or an emergency; (b) removing the contents of premises abandoned by Tenant; or (c) changing the door locks of Tenant in the event Tenant is delinquent in paying at least part of the rent. If Landlord or Landlord's agent changes the door lock of Tenant, in the event Tenant is delinquent in paying rent, Landlord or Landlord's agent must place a written notice on Tenant's front door stating the name and the address or telephone number of the individual or company from which the new key may be obtained. The new key is required to be provided only during Tenant's regular business hours.

18. LIEN. Landlord is granted an express contractual lien, in addition to any lien provided by law, and a security interest in all property of Tenant found on the leased premises to secure the compliance by Tenant with all terms of this lease.

19. SUBORDINATION. Landlord is hereby irrevocably vested with full power and authority to subordinate this lease to any mortgage, deed of trust, or other lien hereafter placed on the demised premises and Tenant agrees on demand to execute such further instruments subordinating this lease as Landlord may request, provided such subordination shall be on the express condition that this lease shall be recognized by the mortgagee, and the rights of Tenant shall remain in full force and effect during the term of this lease so long as Tenant shall continue to perform all of the covenants and conditions of this lease.

20. INDEMNITY. Landlord and its employees and agents shall not be liable to Tenant or to Tenant's employees, patrons, visitors, invitees, or any other persons for any such injury to any such persons or for damage to personal property caused by an act, omission, or neglect of Tenant or Tenant's agents or of any other tenant of the premises of which the leased premises is a part. Tenant agrees to indemnify and hold Landlord and its employees and agents harmless from any and all claims for such injury and damages, whether the injury occurs on or off the leased premises.

21. SIGNS. Tenant shall not post or paint any signs at, on, or about the leased premises or paint the exterior walls of the building except with the prior written consent of the Landlord. Landlord shall have the right to remove any sign or signs in order to maintain the leased premises or to make any repairs or alterations thereto.
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22. TENANT BANKRUPTCY. If Tenant becomes bankrupt or makes voluntary assignment for the benefit of creditors or if a receiver is appointed for Tenant, Landlord may terminate this lease by giving five (5) days written notice to Tenant of Landlord's intention to do so.

23. CONDEMNATION. If the whole or any substantial part of the leased premises is taken for any public or quasi-public use under any governmental law, ordinance or regulation or by right of eminent domain or should the leased premises be sold to a condemning authority under threat of condemnation, this lease shall terminate and the rent shall be abated during the unexpired portion of the lease effective from the date of the physical taking of the leased premises.

24. HAZARDOUS MATERIALS. Landlord warrants and represents that the Property does not contain "Hazardous Materials", as that phrase is defined herein. For purposes of this provision, the phrase "Hazardous Materials" shall mean and include any toxic contaminated or other hazardous materials including, without limitation, asbestos, PCB, transformers, underground storage containers, materials containing any radioactive substances, petroleum base products, paints, solvents, lead, cyanide, DDT, acids, pesticides, ammonium compounds, and any other substance forming a component part of the improvements which has heretofore or may in the future be determined to contain toxic wastes, hazardous materials, or undesirable substances injurious to the health of occupants living or working in or around the subject Property. Landlord acknowledges that current and future federal, state, and local laws and regulations may require the clean up of any such Hazardous Materials at the expense of those persons who in the past, present, or future may have had or continue to have any interest in the Property including, but not limited to, current, past, and future owners and users, including tenants, of the Property. The cost and expense of such clean up may be substantial. Landlord further acknowledges Hazardous Materials. Landlord acknowledges and agrees that Landlord shall look solely to experts and professionals selected by Landlord to advise Landlord with respect to the condition of the Property and shall not hold the real estate Brokers or their agents responsible for any Hazardous Material condition or problem relating to the Property. Landlord hereby agrees to indemnify, defend, and hold the real estate Brokers and their agents participating in this transaction harmless of and from any and all liability, claim, debt, damage, cost, or expense, including reasonable attorneys' fees, relate to or arising out of or in any way connected to Hazardous Materials and/or toxic wastes and/or any other undesirable substances affecting the Property.

25. BROKERS FEE. SBC Asset Management, Inc. Broker and The Brian Brady Company, Co-Broker, as Real Estate Broker (the Broker). has negotiated this lease and Landlord agrees to pay Broker in Bexar, County, Texas, upon commencement of this lease, a negotiated fee of $ n/a or 6% of the total rental provided for in this lease to be divided as follows: 66% of commission to BBC and 34% to AMI. Tenant warrants that it has had no dealings with any real estate broker or agents in connection wit the negotiation of this lease excepting only The Brian Brady Company and it knows of no other real estate broker or agent who is entitled to a commission in connection with this Lease.

26. NOTICES. Notices to Tenant shall be by certified mail or other delivery to the leased premises or to Tenant's last know address. Notices to Landlord shall be by certified mail to the place where rent is payable.

27. DEFAULT BY LANDLORD. In the event of breach by Landlord of any covenant, warranty, term or obligation of this lease, then Landlord's failure to cure same or commence a good faith effort to cure same within 10 days after written notice thereof by Tenant shall be considered a default and shall entitle Tenant either to terminate this lease or cure the default and make the necessary repairs and any expense incurred by Tenant shall be reimbursed by the Landlord after reasonable notice of the repairs and expenses incurred. At Tenant's option, such reimbursement can be made available to Tenant via abated rent.

28. SIGNS. During the last 60 days of this lease, a "FOR SALE" sign and/or a "FOR LEASE" sign may be displayed on the leased premises and the leased premises may be shown at reasonable times to prospective purchasers or tenants.
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29. RIGHT OF ENTRY. Landlord shall have the right during normal business hours to enter the demised premises; (a) to inspect the general condition and state of repair thereof, (b) to make repairs required or permitted under this lease, or
(c) for any other reasonable purpose.

30. WAIVER OF BREACH. The waiver by Landlord of any breach of any provision of this lease shall not constitute a continuing waiver or a waiver of any subsequent breach of the same or a different provision of this lease.

31. TIME OF ESSENCE. Time is expressly declared to be of the essence in this lease.

32. BINDING OF HEIRS AND ASSIGNS. Subject to the provisions of this lease pertaining to assignment of the Tenant's interest, all provisions of this lease shall extend to and bind, or inure to the benefit not only of the parties to this lease but to each and every one of the heirs, executors, representatives, successors, and assigns of Landlord or Tenant.

33. RIGHTS AND REMEDIES CUMULATIVE. The rights and remedies by this lease agreement are cumulative and the use of any one right or remedy by either party shall not preclude or waive its right to use any or all other remedies, Said rights and remedies are given in addition to any other rights the parties may have by law, statue, ordinance, or otherwise.

34. TEXAS LAW TO APPLY. This agreement shall be construed under and in accordance with the laws of the State of Texas.

35. LEGAL CONSTRUCTION. In case any one or more of the provisions contained in this agreement shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision hereof and this agreement shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein.

36. PRIOR AGREEMENTS SUPERCEDED. This agreement constitutes the sole and only agreement of the parties to this lease and supersedes any prior understandings or written or oral agreements between the parties respecting the subject matter of this lease.

37. AMENDMENT. No amendment, modification, or alteration of the terms hereof shall be binding unless it is in writing, dated subsequent to the date hereof, and duly executed by the parties.

38. ATTORNEYS' FEES. Any signatory to this lease agreement who is the prevailing party in any legal proceeding against any other signatory brought under or with relation to this lease agreement or this transaction shall be additionally entitled to recover court cost, reasonable attorney fees, and all other out-of-pocket costs of litigation, including deposition, travel and witness costs, from the nonprevailing party.

39. SPECIAL PROVISIONS. (This section to include additional factual data not included above.)

      (A) Tenant shall be responsible for restricting their employees, customers and invitees use of the premises to the first floor space and first floor common areas. All other areas of the premises are restricted for the exclusive use of the Landlord and other owners of the building which is condominium owned.

      (B) Tenant may have use of the eighth floor restrooms for the exclusive use of their employees, customers and invitees who are considered handicapped and are unable to use the first floor restroom. Tenant will be responsible for the actions of the above within the building and will be responsible for following building procedures established by building manager.

      (C) Tenant has the option to renew at current market rates for one five year term. Tenant must give Landlord written notice no later than 180 days prior to the Termination date of its intention to renew.

      THE TEXAS ASSOCIATION OF REALTORS' AND THE SAN ANTONIO, BOARD OF REALTORS' DO NOT FIX, CONTROL, RECOMMEND, SUGGEST OR MAINTAIN COMMISSION RATES OR FEES FOR SERVICES TO BE RENDERED BY THEIR MEMBERS OR THE DIVISION OF COMMISSIONS OR FEES BETWEEN COOPERATING PARTICIPANTS OR BETWEEN PARTICIPANTS AND NON-PARTICIPANTS. THE AMOUNT OF COMPENSATION AND THE CONTRACT TERMS HEREIN ARE NOT PRESCRIBED BY LAW AND ARE SUBJECT TO NEGOTIATION BETWEEN BROKER AND SUBLESSOR.

      THIS IS A LEGAL DOCUMENT. READ IT CAREFULLY. IF YOU DO NOT UNDERSTAND THE EFFECT OF ANY PART OF THIS AGREEMENT, SEEK COMPETENT LEGAL ADVICE.

      EXECUTED this 2nd day of May, 1996.

     BUSINESS RESOURCE GROUP                   SOUTHWESTERN BELL TELEPHONE CO
- ----------------------------------          ------------------------------------
TENANT OR TENANTS SIGNATURE(S)              LANDLORD SIGNATURE

2150 N. First Street Suite 101
- ----------------------------------          ------------------------------------
             ADDRESS                                       ADDRESS
San Jose, CA 95131
- ----------------------------------          ------------------------------------

(408) 441-3700                              (214) 464-3872
- ----------------------------------          ------------------------------------
            TELEPHONE                                     TELEPHONE

The Brian Brady Company
- ----------------------------------
         BROKER SIGNATURE

BY:
   -------------------------------
        AGENT SIGNATURE
1920 Nacogdoches Rd #201
- ----------------------------------
            ADDRESS
San Antonio, TX 78209
- ----------------------------------

(210) 826-0191
- ----------------------------------
           TELEPHONE

EXHIBIT A - map of office space

EXHIBIT B - Work Letter

1. Finishout

Immediately after the execution of this Lease, Tenant shall cause to have construction drawings prepared and delivered to Landlord for approval. Upon the approval of Landlord and upon the completion of the bidding process with the contractors of Landlord's choice, construction shall begin according to the general requirements listed below. In connection with the Tenant Improvements to be performed by Tenant for the premises, Tenant shall pay for the cost of Tenant Improvements. Landlord agrees to reimburse Tenant for Tenant Improvements up to Twelve Thousand dollars ($12,000.00) in the form of abated rent. Such abated rent shall take place at the commencement of this Lease and continue for a period of time equivalent to the Tenant Improvements but not to exceed $12,000.00 of rental abatement. (i.e. maximum abatement is equal to 4 months and 8 days of abated rent.) In the event that the Tenant Improvements exceed $12,000.00, Tenant agrees to pay the balance to the General Contractor. At the end of the abated rental period, Tenant shall pay to Landlord the prorated balance of the then current month and continue to pay rent on the first of each month as detailed in Section 4.

Costs of Tenant Improvements shall include the costs associated with the Tenant Improvement Work, including, but not limited to, (i) the cost of Tenant Improvement and all demolition cost incurred in connection with preparing the Premises for the installation of the Tenant Improvements; (ii) permit fees and other governmental fees; (iii) the cost of architects, consultants and engineers; (iv) an amount equal to the actual cost of supervision, administration and on-site facilities and equipment necessary to perform the work; (v) the general contractor's overhead.

            Items to be performed:

            *a. Minor interior demolition and construction (install plumbing line, remove ceiling, install kitchen, training and conference room.

            *b. Finish work

            *c. New finishes (paint, carpet, VCT) - replace damaged grid and existing tile with new. Ceiling grid/lighting plan to be provided (if required).

            *d. New lighting - in sales and conference area. Clean up existing work and make it more presentable.

      * details of fixtures, buildout and demolition to be provided by Tenants Architect.